United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 1, 2022

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Gregory De Richemont, an independent director of Embrace Change Acquisition Corp., a Cayman Islands exempted company (the “Company”), resigned as an independent director of the Company. Mr. De Richemont’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors appointed Mr. Mo Zhou to serve as the Company’s Class II director, effective December 1, 2022.

Mo Zhou, 34, has been serving as the Chief Operating Officer of Destone Acquisition Corp. and the Chief Risk Officer of Destone Holdings LLC since June 2021. Mr. Zhou was a lawyer at Davis Polk & Wardwell LLP from October 2014 to May 2021. Mr. Zhou received his bachelor’s degree in commerce from Queen’s University in 2010 and his Juris Doctor degree from Harvard Law School in 2014.

Other than as described in this report, Mr. Zhou has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K and there are no arrangements or understandings between Mr. Zhou and any other person pursuant to which he was selected as an independent director.

On December 2, 2022, Yoann Delwarde, Chief Executive Officer and Chairman of the Board of Directors of the Company, resigned as Chairman and Chief Executive Officer of the Company. Mr. Delwarde’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors appointed Mr. Jingyu Wang to serve as the Company’s Chief Executive Officer, a Class III director and Chairman of the Board of Directors, effective December 2, 2022.

Jingyu Wang, 33, served as an advisor to the Company in connection with its initial public offering and public disclosures from September 2021 until his appointment as Chief Executive Officer. From June 2015 to September 2021, Mr. Wang served as the secretary of the board for 36Kr Holdings Inc., a company listed on Nasdaq (Nasdaq: KRKR), for which he coordinated the Company’s public disclosures. Mr. Wang received his bachelor’s degree in laws from China University of Political Science and Law in 2012.

Other than as described in this report, Mr. Wang has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K and there are no arrangements or understandings between Mr. Wang and any other person pursuant to which he was selected as Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2022

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer